SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2002

Dole Food Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dole Drive, Westlake Village, California (Address of Principal Executive Offices)		91362 (Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

This report is being filed by the Registrant to announce the expiration and successful completion of its exchange offer (the “Exchange Offer”) to exchange up to $400.0 million principal amount of newly issued 7-1/4% Senior Notes Due 2009 registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding privately placed 7-1/4% Senior Notes Due 2009. All of the privately placed 7-1/4% Senior Notes Due 2009 were tendered in the Exchange Offer and accepted. The press release issued by the Registrant relating to the announcement is filed as Exhibit 99.1 to this report.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION EXHIBITS.

(c)	Exhibits:

99.1 Press	Release of the Registrant issued on July 26, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLE FOOD COMPANY, INC.

By:	/s/ Richard J. Dahl
Name: Richard J. Dahl
Title: Vice President and Chief Financial Officer

Date: July 29, 2002

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued July 26, 2002.